Release:  Wednesday, July 31, 1996
Contact:  Robert Murray
          615/316-5270
          bmurray@magnetek.com

MAGNETEK ANNOUNCES FISCAL 1996 RESULTS AND
ESTABLISHES RESERVES TO REPOSITION OPERATIONS


Nashville, TN -- MagneTek, Inc. (NYSE: MAG), today announced its results for the fourth quarter and fiscal year ended June 30, 1996. Included in the results were previously announced charges taken in compliance with Financial Accounting Standards Board Statement No. 121.* In addition, reserves were established in the fourth quarter for a repositioning program based on a company-wide operating review. Before deducting the reserves, which were charged to operations, MagneTek's earnings amounted to $.16 per share in the fourth quarter of fiscal 1996 and $.01 per share for the full year.

     The FASB-121 charges in the fourth quarter of fiscal 1996 totaled $29.2 million, and were related primarily to the company's investment in its German subsidiary, MagneTek May & Christe GmbH. Additionally, reserves of $50.5 million were set aside for repositioning of operations, primarily for severance costs and termination benefits associated with plant moves and closures as well as estimated increases in warranty and other costs. Including all charges and reserves, MagneTek recorded a net loss $3.05 per share in the fourth quarter of fiscal 1996 and a loss of $3.20 per share for the full year. In fiscal 1995, the company reported a loss of $.40 a share in the fourth quarter and earnings of $.09 per share for the full year.

     "My mandate when I joined MagneTek was to assess the company's core businesses and make the changes necessary to optimize profitability and return on invested capital," stated Ronald N. Hoge, who was elected President and Chief Executive Officer of MagneTek in May. "To achieve significant and consistent improvements, we must execute fundamental changes in our cost structure and operating processes, especially in our lighting products group. While it is difficult for us to accept the immediate impact of the associated charges on our balance sheet, we need to act now to put the company on a firm financial and operational footing for the future.

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     "As we move forward, I am encouraged by the resilience of our core businesses," Mr. Hoge added. "The company returned to profitability in the third quarter of fiscal 1996, and before one-time charges, we exceeded analysts' consensus estimates for the fourth quarter. Three of our four product groups set sales and profit records in fiscal 1996. And since March of 1994, the company has cut its debt by more than $200 million, from $533 million down to $322 at the end of the fiscal year."

     MagneTek's revenues in the fiscal 1996 fourth quarter and full year were $305.2 million and $1.162 billion, respectively, compared with $318.5 million and $1.203 billion in fiscal 1995. The revenue decline reflects reduced lighting products group sales, primarily due to soft demand for electronic lighting ballasts.

     Including a total of $79.7 million in FASB-121 charges and reserves for its repositioning program, the company recorded a net loss of $75.8 million in the fourth quarter of fiscal 1996, and a net loss of $79.5 million for the full year.

     Due to the existing level of deferred tax assets included on MagneTek's balance sheet, no tax benefit was recorded in fiscal 1996 in connection with the fourth-quarter charges. However, tax deductions will be realized when the costs are actually incurred, resulting in lower effective income tax rates in future periods.

     Headquartered in Nashville, Tennessee, with 26 business sites and 12,000 employees worldwide, MagneTek is a leading manufacturer of energy-saving electrical and electronic equipment, including motors, generators, drives, lighting ballasts and power supplies.

THE FOREGOING ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS, AND THE RESERVES DISCUSSED ARE BASED ON ESTIMATES OF FUTURE COSTS AND CONTINGENCIES, AMONG OTHER THINGS. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH, IN MANY CASES, ARE BEYOND THE CONTROL OF THE COMPANY. THEY INCLUDE BUSINESS CONDITIONS IN ELECTRICAL EQUIPMENT MARKETS, COMPETITIVE FACTORS SUCH AS PRICING AND TECHNOLOGY, AND THE RISK THAT THE ULTIMATE COSTS OF CONTINGENCIES AND OTHER MATTERS RESERVED FOR COULD EXCEED PRESENT ESTIMATES.



* FASB 121 requires companies to assess impairment in the value of long-lived assets.
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                          MagneTek, Inc.
                Consolidated Results of Operations
For the Three Months and Fiscal Years ended June 30, 1996 and 1995
               (in thousands except per share data)


                                                        Three months ended            Fiscal year ended
                                                              June 30,                    June 30,
                                                       1996 (1)        1995        1996 (1)        1995
                                                       Unaudited                   Unaudited
- ----------------------------------------------------------------------------------------------------------
Net sales                                              $305,165      $318,502    $1,161,625     $1,202,536
Cost of sales                                           290,759       253,659     1,005,004        962,900
- ----------------------------------------------------------------------------------------------------------
Gross profit                                             14,406        64,843       156,621        239,636
Selling general and administrative                       47,330        42,412       164,930        164,280
- ----------------------------------------------------------------------------------------------------------
Income (loss) from operations                           (32,924)        22,431       (8,309)        75,356
Interest expense                                          7,494          8,980       31,591         34,398
Other expense                                            31,275          1,059       34,864          4,562
- ----------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
  before provision for income taxes and
  extraordinary item                                    (71,693)        12,392      (74,764)        36,396
Provision for income taxes                                4,127          4,935        4,700         14,900
- ----------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
  before extraordinary item                             (75,820)         7,457      (79,464)        21,496
Discontinued operations--
  Loss on disposal (net of tax benefit)                    --          (17,500)        --          (14,400)
Extraordinary item--loss on early retirement
  of debt (net of tax benefit)                             --            --            --           (4,820)
- ----------------------------------------------------------------------------------------------------------
Net income (loss)                                      $(75,820)      $(10,043)    $(79,464)        $2,276
- ----------------------------------------------------------------------------------------------------------
Per common share--primary
Income (loss) from continuing operations
  before extraordinary item                              $(3.05)         $0.30       $(3.20)         $0.87
Loss from discontinued operations                          --            (0.70)        --            (0.58)
Extraordinary item                                         --            --            --            (0.20)
- ----------------------------------------------------------------------------------------------------------
Net income (loss)                                        $(3.05)        $(0.40)      $(3.20)         $0.09
- ----------------------------------------------------------------------------------------------------------
Per common share--fully diluted
Income (loss) from continuing operations
  before extraordinary item                                  (2)         $0.28           (2)         $0.84
Loss from discontinued operations                          --               (2)        --               (2)
Extraordinary item                                         --            --            --               (2)
- ----------------------------------------------------------------------------------------------------------
Net income (loss)                                            (2)            (2)          (2)            (2)
- ----------------------------------------------------------------------------------------------------------
Weighted average shares outstanding
  Primary                                                24,856         24,938       24,922         24,753
  Fully diluted                                          29,549         29,691       29,626         29,668


(1) Cost of sales and selling, general and administrative expense include $43,337 and $7,168, respectively, in the three months and fiscal year ended June 30, 1996, reflecting costs associated with the consolidation of operations, including anticipated severance and termination benefits, as well as estimated warranty costs associated with the Company's electronic ballast product line. Other expense includes $29,212 reflecting a loss recorded to adjust the carrying amount of certain assets in accordance with FASB Statement No. 121, "Accounting for the Impairmant of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The loss relates primarily to assets associated with the Company's German and electronic ballast operations.
(2) Per share amounts on a fully diluted basis have been omitted as such amounts are antidilutive in relation to primary per share amounts.



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